UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 8, 2013
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported on Form 8-K filed October 2, 2013, Supertel Limited Partnership, a limited partnership 99% owned by Supertel Hospitality, Inc. (the “Company”), entered into a purchase and sale agreement (the “Agreement”) with Westmont USA Development, Inc. (the “Purchaser”) to sell all seven of the partnership’s Savannah Suites hotels for $22,500,000.  Purchaser deposited $250,000 in escrow as an earnest money deposit against the purchase price.

Pursuant to the terms of the Agreement, the Purchaser has the right to terminate the Agreement with or without reason on or before December 10, 2013.  On November 8, 2013, Purchaser terminated the Agreement and, pursuant to the terms of the Agreement, will receive the return of its escrowed funds.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
10.1
Purchase and Sale Agreement dated September 26, 2013 between Supertel Limited Partnership and Westmont USA Development, Inc. incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: November 8, 2013	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1
Purchase and Sale Agreement dated September 26, 2013 between Supertel Limited Partnership and Westmont USA Development, Inc. incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed October 2, 2013.